EXHIBIT 4.2

BYLAWS

OF

LIQUIDMETAL TECHNOLOGIES, INC.
_______________________________

ARTICLE I

OFFICES

Section 1.1           Registered Office.  The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2           Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1           Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2           Annual Meeting.  Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.3           Special Meetings. Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Board of Directors.  A special meeting of the stockholders of the Corporation shall be called by the President or the Secretary upon the written request of the stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting.  The request shall state the date, time, and place by which stockholders and proxy holders may be deemed to be present and vote at such meeting and purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.4           Notice of Meetings.  Written notice of stockholders’ meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at whose direction the notice is being issued.  A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten days but not more than sixty days before the date of such meeting, unless a different period is prescribed by law.  If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notice be mailed to some other address, in which case it shall be directed to such other address.  Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a written waiver of notice. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at a meeting at which the adjournment is taken.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, unless excepted under Sections 164, 296, 311, 312, or 324 of the Delaware General Corporation Law, any notice to stockholders given by the Corporation under any provision of these Bylaws or the Certificate of Incorporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given by a form of electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Electronic transmission includes any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, or a waiver by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 2.5           Quorum.  Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote thereat shall be present or represented by proxy in order to constitute a quorum for the transaction of any business.  In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided for in this Section 2.5 until a quorum shall attend.

In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, until the requisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 2.6           Conduct of Meeting.  The Chairman of the Board of Directors, if any, or, in his absence, the Chief Executive Officer, or in his absence, the President, or in their absence, any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings.  If none of the forgoing is present, the stockholders entitled to vote and who are present in person or represented by proxy at the meeting shall appoint any person to act as chairman of the meeting.  The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw; provided, however, that business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

For business to be properly brought before any meeting by a stockholder pursuant to clause (c) above of this Section 2.6, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days prior to the date of the meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.6. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 2.6, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

Section 2.7           Voting.  Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these Bylaws, any corporate action to be taken by a vote of the stockholders, other than for the election of directors, at any meeting duly called and held at which a quorum is present, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter.  At any meeting of the stockholders duly called and held for the election of directors at which a quorum is present, those persons receiving a plurality of the votes cast whether in person or represented by proxy and entitled to vote for the election of directors shall be elected.

Section 2.8           Stockholder List.  A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.9           Written Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation as required by law. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the stockholder or proxyholder, or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1           Function.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2           Number and Term of Office.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, until such time as the Board of Directors determines otherwise, the number of directors shall initially be seven (7).  The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, Class I, Class II, and Class III, each of which shall be as nearly equal in number as possible.  Class I shall be established for a term expiring at the annual meeting of shareholders to be held in 2005 and shall consist initially of two (2) directors.  Class II shall be established for a term expiring at the annual meeting of shareholders to be held in 2006 and shall consist initially of two (2) directors.  Class III shall be established for a term expiring at the annual meeting of shareholders to be held in 2004 and shall consist initially of three (3) directors.  Each director shall hold office until his or her successors are elected and qualified, or until such director’s earlier death, resignation or removal as hereinafter provided.  At each annual meeting of the stockholders, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third (3rd) year following the year of their election.  The number of directors may be reduced or increased from time to time by action of a majority of the directors then in office, and the board of directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office.

Section 3.3           Chairman of the Board.  The directors may elect one of their members to be Chairman of the Board of Directors.  The Chairman of the Board of Directors shall be subject to the control of, and may be removed by, the Board of Directors.  He shall perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 3.4           Meetings.  The annual meeting of the Board of Directors shall be held either without notice immediately after the annual meeting of stockholders and in the same place, if any, or at such time and place, if any, as shall be fixed by the vote of the stockholders at the annual meeting or as soon as practicable after the annual meeting of stockholders on such date and at such time and place if any, as the Board of Directors determines from time to time.

The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular and special meetings of the Board of Directors shall be held at such time and place if any, as shall be designated in the notice of the meeting whenever called by the Chairman of the Board of Directors, if any, or the Chief Executive Officer, and shall be called by the Chief Executive Officer or Secretary upon the written request of a majority of the directors then in office.  The request shall state the date, time, place, and purpose or purposes of the proposed meeting.

Section 3.5           Notice of Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer on twelve (12) hours' notice to each director either personally or by telephone, facsimile, or electronic mail; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, or Secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

Section 3.6           Quorum and Conduct of Meetings.  Except as otherwise provided in these Bylaws or by statute, a majority of the Board shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver.

Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.  Meetings shall be presided over by the Chairman of the Board of Directors, if any, or in his absence, by the Chief Executive Officer, or in the absence of both, by such other person as the directors may select.  The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The order of all business at all meetings of the Board of Directors shall be determined by the person presiding over the meeting.

Section 3.7           Committees.  The Board of Directors may, by resolution adopted by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation of the Corporation and the General Corporation Law, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; and, unless such resolution or resolutions expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.  Each committee which has been established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures; provided that a majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.  Notice of meetings of committees, other than of regular meetings provided for by committee rules, shall be given to committee members.  All action taken by committees shall be recorded in minutes of the meetings.

Section 3.8           Action Without Meeting.  Unless otherwise prohibited by law or the Certificate of Incorporation of the Corporation, the Board of Directors or any committee thereof may take any action required or permitted to be taken by them without a meeting if all of the members of the Board of Directors or committee, as the case may be, consent in writing or by means of electronic transmissions, and such written consent or electric transmission is filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9           Telephonic Meetings.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.10         Removal.  A director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.11         Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.12         Resignations.  Any director may resign at any time by giving written notice or by electronic transmission of his resignation to the Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.

Section 3.13         Vacancies.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, any vacancy in the Board of Directors arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, even if less than a quorum, or by sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

ARTICLE IV

OFFICERS

Section 4.1           Executive Officers.   The executive officers of the Corporation shall be a President, a Chief Financial Officer, and a Secretary, each of whom shall be appointed by the Board of Directors.  The Board of Directors also may elect or appoint such other officers (including, without limitation, a Chief Executive Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable for the conduct of business of the Corporation, and each of whom shall have such powers and duties as the Board of Directors determines.  Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.  Any person may hold at one time two or more offices.

Section 4.2            Powers and Duties.

(a)          Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall exercise and perform such powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

(b)          Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders.  He shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

(c)          President.  In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer or the Chairman of the Board.

(d)         Chief Financial Officer. The Chief Financial Officer shall have care and custody of the corporate funds and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall render to the Chief Executive Officer and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other power and perform such other duties as may be prescribed by the Board of Directors of the Bylaws.

(e)          Secretary.  The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees or Directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at the Directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

 The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

 The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or Bylaw to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 4.3           Resignations.  Any officer may resign at any time by giving written notice of his resignation to the Corporation.  A resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, immediately upon its receipt.

Section 4.4           Vacancies and Term.  If an office becomes vacant for any reason, the Board of Directors may fill the vacancy, and such officer so elected or appointed shall serve for the remainder of his predecessor’s term and until his successor shall have been elected or appointed and shall have qualified.  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.1           Stock Certificates.  The certificates representing shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.  Each certificate shall be signed in the name of the Corporation by the President or any Vice President and by the Secretary, any Treasurer, any Assistant Secretary or any Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile.  In case any officer who shall have signed or whose facsimile signature shall have been placed on any certificate shall have ceased to be such officer before the certificate shall be issued, the certificate may be issued by the Corporation with the same effect as if he were such officer, at the date of issue.

Section 5.2           Transfer of Shares.  Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor, appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 5.3           Fixing Record Date.  For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 5.4           Lost Certificates.  The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates, and such requirement may be general or confined to specific instances.

Section 5.5           Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.1           Indemnification.  The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law or any successor provision or statute, as the same may be amended from time to time, indemnify any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 6.2           Advancement of Expenses.  Expenses (including attorneys’ fees) incurred by any person in his capacity as a director or an officer of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding of the type contemplated by Section 145 of the General Corporation Law, or any successor provision or statute, as the same may be amended from time to time, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6.3           Other Rights and Remedies.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.4           Insurance.  Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

ARTICLE VII

MISCELLANEOUS

Section 7.1           Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware.”

Section 7.2           Fiscal Year.  The fiscal year of the Corporation shall end on December 31 or such date as otherwise determined by the Board of Directors.

Section 7.3           Stock of Other Corporations or Other Interests.  Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be, from time to time, authorized by the Board of Directors or the President shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present.  The President, Secretary, or such attorneys or agents may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.

Section 7.4           Variations in Pronouns.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context requires.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of holders of at least a majority of the outstanding voting stock of the corporation. These Bylaws may also be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend, or repeal Bylaws.

ARTICLE IX

CERTIFICATE OF INCORPORATION

These Bylaws shall be subject to the Certificate of Incorporation of the Corporation.  All references in these Bylaws to the Certificate of Incorporation of the Corporation shall be construed to mean the Certificate of Incorporation of the Corporation and any Certificate of Designation to the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

AMENDMENT

TO

BYLAWS

OF

LIQUIDMETAL TECHNOLOGIES, INC.

Article III, Section 3.2 of the Bylaws of Liquidmetal Technologies Inc. (the “Bylaws”) is hereby deleted in its entirety and replaced with the following:

“2.11 Number and Term of Office.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, the number of directors of the Corporation shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall affect the term of any director then in office.  Each director shall be elected at the annual meeting of the Corporation to hold office until the expiration of the term for which they are elected or until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal as hereinafter provided.”

Except as aforesaid, the Bylaws shall remain in full force and effect.

Adopted by the Board of Directors and effective on September 19, 2011.